Exhibit 99.1

PREMIERWEST BANCORP ANNOUNCES RECEIPT OF

REGULATORY APPROVALS FOR PROPOSED MERGER

MEDFORD, OREGON—February 15, 2013: PremierWest Bancorp (Nasdaq: PRWT) (“PremierWest”), the parent company of PremierWest Bank, today announced that Starbuck Bancshares, Inc. and certain of its affiliates have received regulatory approvals or non-objections, as applicable, for the proposed merger with PremierWest. Approvals or non-objections were obtained from the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions and the Oregon Department of Consumer and Business Services.

The proposed transaction remains subject to customary closing conditions, including approval by the shareholders of PremierWest. The shareholders’ meeting to consider and vote on the proposed transaction is scheduled to be held on Tuesday, February 19, 2013 at 1:00 p.m. Pacific Time at the Rogue Valley Country Club located at 2660 Hillcrest Road, Medford, Oregon 97504.

If you haven’t already voted, we encourage you to vote. Shareholders of record may vote in person at the Special Meeting. Please note: If you hold your shares at a brokerage firm, and you wish to vote in person, you must obtain a legal proxy document from your firm and present it at the time you vote at the meeting. Contact your brokerage firm for instructions on how to obtain a legal proxy. Ballots will be available at the meeting for those shareholders whose shares are not held at a brokerage firm or who hold a valid legal proxy.

PremierWest shareholders are urged to read the full definitive proxy statement filed by PremierWest with the U.S. Securities and Exchange Commission on January 4, 2013 and previously sent to shareholders for additional information regarding the proposed merger. If you have any questions or need any assistance voting your shares, please call Georgeson Inc., PremierWest’s proxy solicitor, toll-free at 1-877-278-9670.

IMPORTANT ADDITIONAL INFORMATION

PremierWest filed a definitive proxy statement with the U.S. Securities and Exchange Commission on January 4, 2013, in connection with the proposed merger of PremierWest and an affiliate of AmericanWest Bank. Shareholders of PremierWest are urged to read the proxy statement, because it contains important information. Shareholders can obtain a free copy of the proxy statement, as well as other filings containing information about PremierWest and the merger, without charge, at the U.S. Securities and Exchange Commission’s Internet site (www.sec.gov). In addition, copies of the proxy statement and other filings containing information about PremierWest and the proposed merger can be obtained, without charge, by directing a request to PremierWest’s Internet site at www.premierwestbank.com under the heading “About Us” and then under the heading “Investor Relations.” Shareholders and customers may also contact: James M. Ford, PremierWest President & CEO at (541) 618-6020 or Jim.Ford@PremierWestBank.com or Doug Biddle, Executive Vice President & Chief Financial Officer at (541) 282-5391 or Doug.Biddle@PremierWestBank.com.

ABOUT PREMIERWEST BANCORP

PremierWest Bancorp (NASDAQ: PRWT) is a bank holding company headquartered in Medford, Oregon, and operates primarily through its subsidiary, PremierWest Bank. PremierWest Bank offers expanded banking-related services through its subsidiary, PremierWest Investment Services, Inc.

PremierWest Bank was created following the merger of the Bank of Southern Oregon and Douglas National Bank in May 2000. In April 2001, PremierWest Bancorp acquired Timberline Bancshares, Inc. and its wholly-owned subsidiary, Timberline Community Bank, located in Siskiyou County in northern California. In January 2004, PremierWest acquired Mid Valley Bank located in the northern California counties of Shasta, Tehama and Butte. In January 2008, PremierWest acquired Stockmans Financial Group, and its wholly-owned subsidiary, Stockmans Bank, located in the Sacramento, California area. During the last several years, PremierWest expanded into Klamath Falls and the Central Oregon communities of Bend and Redmond, and into Nevada, Yolo and Butte counties in California.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. We make forward-looking statements in this press release about the proposed merger with Pearl Merger Sub Corp., a wholly-owned subsidiary of Starbuck Bancshares, Inc. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including those set forth from time to time in PremierWest’s filings with the SEC. Such statements are subject to risks that we may be unable to procure the required shareholder approval. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements.

PROXY SOLICITATION

PremierWest and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from PremierWest shareholders in respect of the proposed merger. You can find information about PremierWest’s executive officers and directors in PremierWest’s definitive annual proxy statement filed with the U.S. Securities and Exchange Commission on April 9, 2012. You can obtain free copies of PremierWest’s annual proxy statement, and PremierWest’s proxy statement in connection with the merger by contacting PremierWest’s investor relations department.